CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 43 to the Registration Statement Form N-1A, No. 2-80859 of Touchstone Strategic Trust and to the use of our reports dated May 22, 2000 and February 9, 2001, included therein.


                                   /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

Cincinnati, Ohio
February 26, 2001